Exhibit 24.1
                                                                    ------------

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Britt D. Banks and Bruce D. Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation (the "Corporation") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with (a) the registration under the Act of securities having an aggregate public offering price of up to, and including, $275 million, including power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of the Corporation) to a Registration Statement on Form S-3 or such other form as may be appropriate, and to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and (b) such amendments and supplements, in the form as may be approved by such attorney-in-fact and agent, to Registration Statements on Form S-3 Nos. 333-59141 and 333-82671, and to any and all instruments or documents filed as part of or in connection with any such amendments or supplements;

     and  the   undersigned   hereby   ratifies   and  confirms  all  that  said
attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 18th day of July, 2001.




Signature                                    Title
---------                                    -----


/s/ Ronald C. Cambre                         Chairman of the Board of Directors
--------------------
Ronald C. Cambre



/s/  Wayne W. Murdy                          Director, President
-------------------                          and Chief Executive Officer
Wayne W. Murdy                               (Principal Executive Officer)




/s/  Glen A. Barton                          Director
-------------------
Glen A. Barton

/s/  Vincent A. Calarco                      Director
-----------------------
Vincent A. Calarco



/s/  James T. Curry, Jr.                     Director
------------------------
James T. Curry, Jr.



/s/  Joseph P. Flannery                      Director
-----------------------
Joseph P. Flannery



/s/  Leo I. Higdon, Jr.                      Director
-----------------------
Leo I. Higdon, Jr.



/s/  Robin A. Plumbridge                     Director
------------------------
Robin A. Plumbridge



/s/  Moeen A. Qureshi                        Director
---------------------
Moeen A. Qureshi



/s/  Michael K. Reilly                       Director
----------------------
Michael K. Reilly



/s/  James V. Taranik                        Director
---------------------
James V. Taranik



/s/  Bruce D. Hansen                         Senior Vice President and
--------------------                         Chief Financial Officer
Bruce D. Hansen                              (Principal Financial Officer)



/s/  Linda K. Wheeler                        Vice President and Controller
---------------------                        (Principal Accounting Officer)
Linda K. Wheeler


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